UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2005

SAVVIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29375	43-1809960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 SAVVIS Parkway, Town & Country, Missouri	63017
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (314) 628-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 23, 2005, Robert A. McCormick resigned as Chairman of the Board of Directors and as Chief Executive Officer of SAVVIS, Inc. (the “Company”) effective immediately.

Under the Resignation Agreement and Release between Mr. McCormick and the Company (the “Agreement”), the Company has agreed to pay Mr. McCormick the base amount of his 2005 annual bonus, equal to 75% of his base salary, prorated for the amount of time that Mr. McCormick was employed by the Company in 2005. Mr. McCormick is also entitled to an additional bonus to the extent the financial performance of the Company exceeds its targets. Pursuant to the Agreement, Mr. McCormick is entitled to receive health insurance coverage until March 31, 2006. The Company has also offered to purchase, during the thirty (30) day period following Mr. McCormick’s resignation, any or all shares of the Company’s common stock owned by Mr. McCormick for $0.72 per share, which was the closing price of the Company’s common stock as reported by Nasdaq on the date prior to Mr. McCormick’s resignation. In addition, the Board of Directors has accelerated the vesting date of 2,012,478 stock options that have an exercise price of $0.75 per share and that would have vested on March 6, 2006, to the date of Mr. McCormick’s resignation and extended the exercise period on all of Mr. McCormick’s vested stock options to December 31, 2006. The restricted stock unit grant for 4,000,000 shares that Mr. McCormick received in 2005 was forfeited. Pursuant to the Agreement, Mr. McCormick has given the Company a general release from any claims that Mr. McCormick may have against the Company, has agreed not to solicit the Company’s customers and employees for a period of one year and has agreed to indemnify the Company for any liability imposed on the Company in any litigation relating to the disputed American Express charges incurred by Mr. McCormick in October 2003.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On November 23, 2005, the Board of Directors of the Company received the resignation of Robert A. McCormick as Chief Executive Officer of the Company effective immediately. Effective as of the date of Mr. McCormick’s resignation, the Employment Agreement, dated April 2, 2001, between the Company and Mr. McCormick was terminated. A description of the terms of Mr. McCormick’s resignation is included under Item 1.01.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(b) On November 23, 2005, the Board of Directors of the Company received the resignation of Robert A. McCormick as Chief Executive Officer of the Company effective immediately. Mr. McCormick also resigned from the Company’s Board of Directors and as Chairman of the Board effective immediately. A description of the terms of Mr. McCormick’s resignation is included under Item 1.01.

(c) On November 23, 2005, the Board of Directors of the Company appointed John M. Finlayson, the Company’s President and Chief Operating Officer, as the Interim Chief Executive Officer. Mr. Finlayson, 51, has served as the Company’s President and Chief Operating Officer since December 1999 and as a director of the Company since January 2000. From June 1998 to December 1999, Mr. Finlayson served as Senior Vice President of Global Crossing Holdings, Ltd. and President of Global Crossing International, Ltd. There was no arrangement or understanding between Mr. Finlayson and any other persons pursuant to which Mr. Finlayson was appointed Interim Chief Executive Officer and there are no related party transactions between Mr. Finlayson and the Company. A copy of the Company’s press release announcing the resignation of Mr. McCormick and the appointment of Mr. Finlayson as Interim Chief Executive Officer is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit No.	Description
99.1	Press release of SAVVIS, Inc. dated November 23, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVVIS, INC.

Date: November 29, 2005	By:	/s/ Jeffrey H. VonDeylen
	Name:	Jeffrey H. VonDeylen
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of SAVVIS, Inc. dated November 23, 2005.